UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 28, 2010

SILVER HILL MINES, INC.

(Exact Name of registrant as specified in its Charter)

Nevada	000-53236	91-1257351
(State of Incorporation)	Commission File No.	(IRS Employer

Identification No.)

2802 South Man O’War, Veradale, WA	99037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,(509)891-8373

N/A

(Registrant’s former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17

    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR

    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

    Exchange Act (17 CFR 240-14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

    Exchange Act (17 CFR 240-13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities

Item 5.03

Amendments to Articles of Incorporation

On May 19, 2010, the Company made the following disclosures under Part II, Item 5, Other Events of its quarterly report on Form 10-Q for the period ending March 31, 2010.

“On May 12, 2010, the Company’s board of directors authorized amending the Certificate of Designation which was filed authorizing 11,500,000 shares of 2009 Series “A” Preferred Stock. The amendment increased the 2009 Series “A” Preferred stock from 11,500,000 to 12,000,000 and added a convertibility feature permitting the 2009 Series “A” Preferred stock to be convertible into common shares at the rate of twenty (20) shares of common stock for each single (1) share of Series “A” Preferred Stock.

On May 12, 2010, the Board of Directors authorized the Company to issue Gregory M. Wilson, an affiliate shareholder, 10,000,000 shares of 2009 Series “A” Preferred stock in exchange for all corporate debt owed to Mr. Wilson which is $101,968. The Preferred shares issued to Mr. Wilson represent voting control of the Company. Presently, Mr. Wilson, has the ability to vote the shares owned by Long Lane Capital, Inc. which represents 26.77% of the Company’s common stock. The voting power of the Preferred Stock gives Mr. Wilson voting control of the Company.

Security Ownership of Certain Beneficial Owners.

The following tables set forth the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the U.S. Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules,  person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

This table is based upon information derived from our stock records. We believe that each of the shareholders named in this table has sole or shared voting and investment power with  respect  to the shares indicated as beneficially owned; except as set forth above, applicable percentages are based upon 49,918,961 shares of common stock outstanding as of May 12, 2010.

Table 1.  Common Stock Ownership

                              Amount and Nature

Name and                      of Beneficial         Percentage

Address                       Ownership             of Class

-------                      -----------------     ----------

Long Lane Capital, Inc.(4)      13,365,000(1)        26.77%

18610 E. 32nd Ave.

Greenacres, WA 99016

Gregory M. Wilson

18610 E. 32nd Ave.

Greenacres, WA 99016           200,000,000(2)          100%

(1) Includes 507,500 shares in the name of Steve Bergstrom, 1,525,000 common shares in the name of Triad Exploration, Inc. and 1,150,000 shares in the names of G. Brimhall, and 425,000 shares in the name of Erin Wilson (no relation to Eric or Greg Wilson). Long Lane Capital, Inc. purchased the Bergstrom, Triad Exploration, Brimhall and E. Wilson shares from Bergstrom and Triad. The foregoing shares have not been transferred into the name of Long Lane Capital, Inc. Steve Bergstrom is the natural person who has voting and dispositive authority over Triad Exploration, Inc. Gregory M. Wilson is the natural person who has voting and dispositive control over Long Lane Capital, Inc. Mr. Wilson is legal counsel to the Silver Hill Mines, Inc. Eric M. Wilson, a member of the board of directors is Gregory Wilson’s brother.

(2) The Board of Directors has authorized the issuance of 10,000,000 2009 Series “A” Preferred Shares (the “Preferred Shares”) to Gregory Wilson. These shares, when issued, will represent the number of common shares which into which the Preferred shares are convertible and the number of votes represented by the Preferred Shares.

Table 2. Preferred Stock Ownership

                              Amount and Nature

Name and                      of Beneficial         Percentage

Address                       Ownership             of Class

-------                      -----------------     ----------

Gregory M. Wilson

18610 E. 32nd Ave.

Greenacres, WA 99016            10,000,000 (1)        100%

------------------------

(1) The Board of Directors has authorized the issuance of 10,000,000 2009 Series “A” Preferred Shares (the “Preferred Shares”) to Gregory Wilson. These shares, when issued, will represent the number of common shares which into which the Preferred shares are convertible and the number of votes represented by the Preferred Shares.”

On June 14, 2010, the Company received notice from the Nevada Secretary of States’ Office that its amendment to the Certificate of Designation was accepted for filing as of May 14, 2010.

On June 28, 2010, Gregory M. Wilson received physical possession of the 10,000,000 shares of Series A Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 28, 2010

/s/ Steve Bergstrom

________________________

By: Steve Bergstrom

Title: President